Exhibit 32

CERTIFICATION

We, Matthew Crouch, Chief Executive Officer and Marilyn Beaubien, Chief Financial Officer of Gener8Xion Entertainment, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that

1.
The annual report on Form 10-KSB of the Company for the annual period ended October 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 9, 2007

Name: /s/ Matthew Crouch
Title: Chief Executive Officer

Name: /s/ Marilyn Beaubien
Title: Chief Financial Officer